Exhibit 4.3


                                                              ISIN: ____________

                            9% SENIOR NOTES DUE 2012

NO.                                              (EURO)____________

                           SANITEC INTERNATIONAL S.A.

         promises to pay to The Bank of New York Depository (Nominees) Limited,

         or registered assigns,

         the principal sum of __________ Euros, or such other amount reflected on the schedule hereto through the time of the last duly made entry thereon, on May 15, 2012,

and to pay interest on such principal sum from time to time on the interest payment dates of May 15 and November 15, commencing November 15, 2002.

         Record Dates: May 1 and November 1

         This Global Note shall be exchangeable subject to, and in accordance with, the terms and conditions of the Indenture.

         Dated: ________, 2003

                                                 SANITEC INTERNATIONAL S.A.


                                                 By: ____________________
                                                     Name:
                                                     Title:

                                                 By: ____________________
                                                     Name:
                                                     Title:

This is one of the Notes referred to in the within-mentioned Indenture:

The Bank of New York,
  as Principal Paying Agent

By:____________________________
        Authorized Signatory





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




                            9% Senior Notes due 2012

         THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (i) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE; AND (ii) THIS GLOBAL NOTE MAY BE DELIVERED IN ACCORDANCE WITH SECTION 2.07(m) OF THE INDENTURE TO THE REGISTRAR FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Sanitec International S.A., a company organized under the Grand Duchy of Luxembourg pursuant to a notarial deed of 8th May 2001 incorporated for an unlimited period and with a share capital of
(euro)10,000,000 (the "ISSUER"), promises to pay interest on the principal amount of this Note at 9% per annum from the date of issue until maturity and shall pay Additional Amounts payable pursuant to Section 4.24 of the Indenture referred to below. The Issuer shall pay interest and Additional Amounts, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT DATE"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be November 15, 2002. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest) and Additional Amounts, if any, to the Persons who are registered Holders of Notes at the close of business on May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest and Additional Amounts, if any, at the office or agency of the Issuer maintained for such purpose within or, at the option of the Issuer, payment of interest and Additional Amounts, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and PROVIDED that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest and Additional Amounts, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Principal Paying Agent. Such payment shall be in Euros.

         3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York shall act as Principal Paying Agent, New York Paying Agent and Registrar, and The Bank of New York (Luxembourg) S.A. shall act as Luxembourg Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.



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

         4. INDENTURE. The Issuer issued the Notes under an Indenture dated as of May 7, 2002 ("INDENTURE") between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) as if the Indenture was required to be qualified under such act. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

         5. OPTIONAL REDEMPTION.

         (a) Except as set forth in clause (b) of this paragraph 5, the Issuer shall not have the option to redeem the Notes pursuant to this paragraph 5 prior to May 15, 2005. Thereafter, the Issuer shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid Additional Amounts and interest thereon, if any, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

                   YEAR                                   PERCENTAGE
                   ----                                   ----------
                   2005.................................     109.00%
                   2006.................................     106.75%
                   2007.................................     104.50%
                   2008.................................     103.00%
                   2009.................................     101.50%
                   2010 and thereafter..................     100.00%

         Notwithstanding the provisions of clause (a) of this Section 5, at any time prior to May 15, 2005, the Issuer may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 109% of the principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date, with the net cash proceeds of one or more Public Equity Offerings; PROVIDED that: (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Subsidiaries); and (2) the redemption occurs within 60 days of the date of the closing of such Public Equity Offering.

         The Issuer may, at its option, redeem all (but not less than all) of the Notes then outstanding, in each case at 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date, if the Issuer has become, or would become, obligated to pay, on the next Interest Payment Date, any Additional Amounts as a result of change in law (including any regulations promulgated thereunder) or in the interpretation or administration thereof, if such change is announced and becomes effective on or after the Issue Date. Notice of any such redemption must be given within 60 days of the earlier of the announcement and the effectiveness of any such change.

         6. MANDATORY REDEMPTION.

         The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7. REPURCHASE AT OPTION OF HOLDER.

         (a) If there is a Change of Control, the Issuer shall, within ten days following the occurrence of such Change of Control, be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to (euro)1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal



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

to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, thereon, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within ten days following any Change of Control, the Issuer shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Issuer or a Subsidiary consummates any Asset Sales and the aggregate amount of Excess Proceeds exceeds (euro)15,000,000, the Issuer shall commence an offer to all Holders of Notes (as "ASSET SALE OFFER") pursuant to
Section 4.08 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture.

         NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than (euro)1,000 may be redeemed in part but only in whole multiples of
(euRO)1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of (euro)1,000 and integral multiples of
(euro)1,000. The transfer of Notes may be registERED and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Parent's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default by the Issuer for 30 days in the payment when due of interest on, or Additional Amounts, if any, with respect to, the Notes; (ii) default by the Issuer in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Issuer or any of its Subsidiaries to comply with Sections 4.07, 4.08, 4.18 or 4.19 or Article V of the Indenture; (iv) failure by the Issuer or any of its Subsidiaries for 30




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

days after notice to the Issuer by the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with any covenant, representation, warranty or certain other agreements in the Indenture or the Notes or the Notes Security Pledge Agreement; (v) default by the Issuer or any of its Restricted Subsidiaries under certain other agreements relating to Indebtedness of the Issuer which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) repudiation by the Issuer of any of its obligations under the Notes Security Pledge Agreement or determination by any court of competent jurisdiction that any provision of the Notes Security Pledge Agreement is unenforceable against the Issuer for any reason; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; and (viii) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Amounts on, or the principal of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. A past, present or future director, officer, employee, incorporator or stockholder, of the Issuer as such, shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Principal Paying Agent or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. COMMON CODE AND ISIN. The Issuer has caused Common Codes and ISINs to be printed on the Notes and the Trustee may use Common Code or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.





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



                                 ASSIGNMENT FORM


To assign this Note, fill in the form below:

         (I) or (we) assign and transfer this Note to: _________________________
                                                  (Insert assignee's legal name)


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

         and irrevocably appoint ______________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:  _______________

                         Your Signature:________________________________________
                    (Sign exactly as your name appears on the face of this Note)


Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).




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


                       OPTION OF HOLDER TO ELECT PURCHASE


If you want to elect to have this Note purchased by the Issuer pursuant to
Section 4.07 or 4.08 of the Indenture, check the appropriate box below:

                       | | Section 4.07   | | Section 4.08

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount you elect to have purchased:

                              (EURO)_______________

Date: _______________

                         Your Signature:________________________________________
                    (Sign exactly as your name appears on the face of this Note)

                         Tax Identification No.:________________________________

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).




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          SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SENIOR NOTE


The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made:


                                                                     Principal Amount
                                              Amount of increase   at maturity of this
                         Amount of decrease      in Principal          Global Note          Signature of
                        in Principal Amount         Amount            following such     authorized officer
                           at maturity of       at maturity of           decrease           of Trustee or
   Date of Exchange       this Global Note     this Global Note       (or increase)       Common Depositary
   ----------------       ----------------     ----------------       -------------       -----------------


-----------------------------------------------------------------------------------------------------------
